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                                                                EXHIBIT 10.57A


                    AMENDMENT AND ADDENDUM TO PROMISSORY NOTE

      FOR VALUE RECEIVED, the undersigned, SAC Holding Corporation, a Nevada corporation ("Maker"), hereby amends that certain Promissory Note (the "Note") dated as of March 22, 2001 in the original principal amount of $30,000,000 payable to the order of Nationwide Commercial Co. ("Payee"), as follows. Capitalized words used herein and not otherwise defined herein have the meaning ascribed to such words in the Note.

      Section 2(a) of the Note is hereby amended to provide that effective as of April 1, 2002, Basic Interest (which, for clarity, includes Pay Rate Interest and Deferred Interest) is payable on a monthly basis, in arrears, on the first business day of each month throughout the term of the Note.

      In addition, Section 2(e) of the Note is hereby amended to provide that effective as of April 1, 2002, Cash Flow Contingent Interest is payable on a monthly basis, in arrears, on the first business day of the month throughout the term of the Note.

      The Note remains in full force and effect and is not amended in any respect, except as expressly provided herein.

      IN WITNESS WHEREOF, the undersigned executes this Amendment and Addendum to Promissory Note as of April 16, 2002.

                                               SAC Holding Corporation


                                               By: _____________________________
                                                    Bruce Brockhagen, Secretary


      Payee hereby agrees and consents to the above-described amendment to the Note this 16th day of April, 2002.


                                               Nationwide Commercial Co.


                                               By: _____________________________
                                                     Gary B. Horton, Secretary